Exhibit 3.23

F 970820000296
VANGUARD-52
CERTIFICATE OF AMENDMENT OF THE
CERTIFICATE OF INCORPORATION OF
BRIAR JOY DEVELOPMENT CORPORATION
Under Section 805 of the Business Corporation Law
     Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned, being the President and Secondary of Briar Joy Development Corporation (the “Corporation”), do hereby certify and set forth:
     FIRST: The name of the Corporation is Briar Joy Development Corporation.
     SECOND: The Certificate of incorporation of the Corporation was filed with the Department of State on June 5, 1991.
     THIRD: Paragraph 3 of the Certificate of Incorporation, relating to the authorization of shares is hereby changed to read as follows:
The number of common shares which the Corporation shall have the authority to issue is 2,500,000 at $0.70 par value per share.
     FOURTH: There are presently 2,500,000 shares of stock at $0.50 par value common stock authorized, of which 1,429,858 shares have been issued and outstanding and 1,070,144 Shares remain unissued. The Amendment to the Certificate of Incorporation is intended to provide 1,429,858 shares issued and outstanding at $0.50 par value per share to be changed into 1,429,858 shares issued and outstanding at $0.10 par value per share at the rate of 1:1: and there will be 1,070,144 shares unissued at $0.50 par value share that will be changed into 1,070,144 shares unissued at $0.10 par value per share at the rate of 1:1.
     FIFTH: The above and foregoing amendment to the Certificate of Incorporation was authorized by unanimous vote of the Board of Directors of this Corporation followed by a majority vote of the holders of a majority of all the outstanding shares entitled to vote therein at a meeting of the shareholders held on the 13th day of August, 1997.

     IN WITNESS WHEREOF, this Certificate of Change of the Certificate of incorporation has been subscribed this 19 day of August, 1997, by the undersigned who (Illegible) that the statements made herein are true under the penalties of perjury.

/s/ Frank S. Caruso, Jr.
Frank S. Caruso, Jr. President

/s/ Andrew V. Osborne
Andrew V. Osborne, Secretary

F 970820000296
CERTIFICATE OF AMENDMENT OF THE
CERTIFICATE OF INCORPORATION OF
BRIAR JOY DEVELOPMENT CORPORATION
(Illegible)
VANGUARD-52

STATE OF NEW YORK DEPARTMENT OF STATE FILED AUG 20 1997
TAX $	0
BY:	JAN

/s/ St. Lawrence

BILLED

Filer:	Flitken, Frankel & Greenman, P.C.
5789 Widewaters Parkway
DeWitt, New York, 13214-2811
Telephone: (315) 449-0737
970820000302

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